EXHIBIT 31.1

OFFICER’S CERTIFICATION PURSUANT TO SECTION 302 OF SARBANES OXLEY ACT

I, Jason Smart, certify that:

1.  I have reviewed this annual report on Form 10-K for the year ended December 31, 2009 of Medical Makeover Corporation of America;

2. Based on my knowledge, this annual report  does  not  contain  any  untrue statement of a material fact or omit to state a material fact  necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition,  results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's  other  certifying  officer(s)  and I are responsible for establishing and maintaining  disclosure controls and procedures (as  defined in  Exchange  Act Rules  13a-14 and  15d-14) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and  procedures to be designed  under our  supervision,  to ensure  that  material  information  relating  to  the  small  business  issuer, including its  consolidated  subsidiaries,  is made known to us by others within those  entities,  particularly  during the period in which this  report is being prepared;

(b) Evaluated  the  effectiveness  of the  small  business  issuer's disclosure  controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

(c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's  other  certifying  officer(s) and I have disclosed,  based  on our  most  recent  evaluation, to the small  business  issuer's  auditors  and the audit committee  of the  small  business  issuer's  board  of  directors  (or  persons performing the equivalent functions):

(a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weakness in internal controls; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal controls.

Date: March 31, 2010	By:	/s/ Jason Smart
	Name	Jason Smart
	Title	Chief Executive Officer
Chief Financial Officer